UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Trans World Entertainment Corporation

(Name of registrant as specified in its Charter)

(Name of person(s) filing proxy statement, if other than the Registrant)

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TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, New York 12203
(518) 452-1242

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

June 27, 2019

The following information supplements the Trans World Entertainment Corporation (the “Company”) definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 29, 2019 (the “Proxy Statement”) for the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, June 27, 2019, at 10:00 a.m., EDT, at Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY 12203. This Supplement, which should be read in conjunction with the Proxy Statement, is first being made available to shareholders of the Company on or about May 29, 2019.

Only shareholders of record at the close of business on May 10, 2019 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

On May 24, 2019, Mark R. Higgins filed preliminary proxy materials with the Securities and Exchange Commission (the “SEC”) indicating his intent to solicit proxies from the Company’s shareholders, including with respect to casting votes to elect Mark J. Freiman, Jeff Hastings, Mark R. Higgins and Philip Knowles as directors of the Company. We are not responsible for the accuracy of any information provided by or relating to Mr. Higgins contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Higgins or any other statements that Mr. Higgins may otherwise make. Mr. Higgins will choose which of the Company’s shareholders will receive Mr. Higgins’ solicitation materials.

The Company’s Board of Directors (the “Board”) and management are deeply committed to enhancing value for all shareholders and overseeing the Company’s strategy. Our Board is comprised of six highly qualified directors who bring expansive experience concerning retail operations, accounting and finance, management and leadership, risk assessment and corporate governance. Specifically, the Board has extensive knowledge of the challenges faced by the Company in the turbulent physical retail and physical media industries, and has been instrumental in identifying opportunities to improve results.  The Board recognizes the importance of having the right mix of skills, expertise and experience to effectively oversee the Company and regularly reviews the Board’s composition and its refreshment to ensure alignment with the interests of shareholders.

In the fye segment, over the past four years, the Company has changed its merchandise point of view based on unique, relevant, collaborative and exclusive merchandise.  These efforts have been well received by our customers and will drive the continued reinvention of the fye brand throughout 2019. These changes have resulted in an increase in contribution from our lifestyle categories to 55% of revenue in 2018 as compared to 25% in 2014.  In the etailz segment, during fiscal 2018, the Company implemented strategic initiatives, operational efficiencies and other considerations directed towards improving the segment’s performance, operations, and cash flow.  In the first quarter ended May 4, 2019, we saw the benefits of the strategic initiatives, highlighted by improved gross margins, lower SG&A expenses and improved supply chain efficiency. As a result of these initiatives in etailz and disciplined inventory management in the fye segment, we were able to reduce cash used in operations by over $10 million for the first quarter as compared to the first quarter of 2018.  The Company is committed to taking steps to improve operating results as management diligently executes its strategy to deliver value for shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS REJECT MR. HIGGINS’ PROXY SOLICITATION. THE BOARD URGES SHAREHOLDERS TO VOTE FOR THE ELECTION OF THE BOARD’S NOMINEES NAMED IN THE COMPANY’S PROXY STATEMENT.

YOU CAN VOTE YOUR SHARES BY SIGNING AND DATING THE WHITE PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID RETURN ENVELOPE. YOU MAY ALSO VOTE BY INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE WHITE PROXY CARD. IF YOUR SHARES ARE HELD THROUGH A BROKER, BANK OR NOMINEE, YOU MUST PROVIDE VOTING INSTRUCTIONS TO THE BROKER, BANK OR NOMINEE ON HOW TO VOTE YOUR SHARES.

IF AT ANY TIME YOU VOTE ON MR. HIGGINS’ PROXY CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. YOUR LATER DATED WHITE PROXY CARD OR YOUR VOTE AT A LATER DATE BY INTERNET OR TELEPHONE WILL REVOKE ANY PRIOR PROXY. ATTENDING THE ANNUAL MEETING WILL NOT REVOKE YOUR PROXY UNLESS YOU SPECIFICALLY REQUEST IT. IT IS YOUR LATEST DATED PROXY WHICH COUNTS. IF YOUR SHARES ARE HELD FOR YOU BY A BROKER, BANK OR NOMINEE, YOU MUST CONTACT THE BROKER, BANK OR NOMINEE TO REVOKE A PREVIOUSLY AUTHORIZED PROXY.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT, AS SUPPLEMENTED, AND VOTE YOUR SHARES AS SOON AS POSSIBLE.

Broker Non-Votes

Under New York Stock Exchange (“NYSE”) rules, brokerage firms may vote in their discretion on certain matters on behalf of clients who do not provide voting instructions. Given the contested nature of the Annual Meeting, for any accounts to which brokers deliver competing sets of proxy materials, the NYSE rules governing brokers’ discretionary authority will not permit such brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting.

If you hold your shares in street name, it is critical that you cast your vote by instructing your bank, broker or other nominee on how to vote if you want your vote to be counted at the Annual Meeting.

Note Regarding Proxy Materials

If shareholders have any questions, require assistance with voting the WHITE proxy card, or need additional copies of the proxy materials, please contact the Company at 518-452-1242.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 27, 2019: The Notice, the Proxy Statement, this Proxy Statement Supplement and Annual Report are available at www.envisionreports.com/TWEC.

MISCELLANEOUS INFORMATION

Participants in the Solicitation

Under applicable regulations of the SEC, members of the Board and certain executive officers of the Company may be deemed to be “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. Certain information concerning participants is set forth in the Proxy Statement, this Supplement and in Annex A hereto.

Method and Cost of Proxy Solicitation

As a result of the proxy contest initiated by Mr. Higgins, the Company may incur substantial additional costs in connection with its solicitation of proxies. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements. The Company may also retain a proxy solicitor to assist in the solicitation of proxies.

Expenses related to the solicitation of proxies from shareholders, excluding salaries and wages of the Company’s employees, could aggregate up to approximately $300,000, excluding expenses the Company would typically incur in connection for the election of directors in an uncontested election. These expenses are expected to include fees of outside counsel and other advisors to advise the Company in connection with the solicitation; increased mailing costs, such as the costs of additional mailings of solicitation material to shareholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of the Company’s common stock, as described above; and possibly the costs of retaining a proxy solicitor and an independent inspector of election. To date, the Company has incurred approximately $25,000 of these solicitation costs. Members of the Board, officers and employees of the Company will not be paid any additional compensation for soliciting proxies from shareholders.

ANNEX A TO 2019 PROXY STATEMENT SUPPLEMENT

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees, and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the 2019 Annual Meeting. The following sets forth certain information about the persons who are “participants.”

Directors and Nominees

The following table sets forth the names of the Company’s directors, all of whom are nominees at the 2019 Annual Meeting. The principal occupations or employment of the Company’s directors are set forth under the heading “Item 1.— Election of Directors” in the Proxy Statement. The business address of each of the Company’s directors is c/o Trans World Entertainment Corporation, 38 Corporate Circle, Albany, New York 12203.

Michael Feurer

Martin Hanaka

Robert E. Marks

Michael Nahl

W. Michael Reickert

Michael B. Solow

Executive Officers

The following table sets forth the names of the Company’s Executive Officers who are considered “participants” in the Company’s solicitation of proxies. Their principal occupations are set forth under the heading “Executive Officers” in the Proxy Statement, other than Michael Feurer, the Company’s Chief Executive Officer, whose biographical information is set forth under the heading “Item 1.— Election of Directors” in the Proxy Statement. The principal occupation refers to such person’s position with the Company, and the business address for each person is c/o Trans World Entertainment Corporation, 38 Corporate Circle, Albany, New York 12203.

Michael Feurer
Bruce J. Eisenberg
Edwin J. Sapienza

Information Regarding Ownership of the Company’s Securities by Participants

The number of Company securities beneficially owned by directors and named executive officers as of May 10, 2019 is set forth under the heading “Equity Ownership by Directors and Executive Officers” in the Proxy Statement. Except as described in this Annex A or the Proxy Statement, none of the persons listed above under “Directors and Nominees” or “Executive Officers” owns any Company securities of record that they do not own beneficially.

Information Regarding Transactions in Company Securities by Participants

The following table sets forth purchases and sales of the Company’s securities during the past two years by the persons listed above under “Directors and Nominees” and “Executive Officers.” Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans and none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (May 10, 2017 through May 10, 2019)

Name	Date	# of Securities	Transaction Description
Robert E. Marks	5/1/2018	64,000	Acquisition - Grant of Annual Deferred Shares
Michael Nahl	5/1/2018	1,484	Acquisition - Grant of Annual Deferred Shares
W. Michael Reickert	5/1/2018	64,000	Acquisition - Grant of Annual Deferred Shares
Michael Feurer	5/19/2017	150,000	Acquisition - Grant of Stock Options
Michael Feurer	5/19/2017	50,000	Acquisition - Grant of Restricted Stock Units
Michael Feurer	10/13/2017	50,000	Acquisition – Vesting of Restricted Stock Units
Michael Feurer	10/13/2017	18,485	Disposition – Payment of Tax Liability in Shares
Michael Feurer	5/21/2018	12,500	Acquisition – Vesting of Restricted Stock Units
Michael Feurer	5/21/2018	4,246	Disposition – Payment of Tax Liability in Shares
Michael Feurer	6/27/2018	150,000	Acquisition - Grant of Stock Options
Michael Feurer	6/27/2018	50,000	Acquisition - Grant of Restricted Stock Units
Michael Feurer	10/13/2018	50,000	Acquisition – Vesting of Restricted Stock Units
Michael Feurer	10/13/2018	18,485	Disposition – Payment of Tax Liability in Shares
Bruce Eisenberg	5/19/2017	35,000	Acquisition – Grant of Stock Options
Bruce Eisenberg	10/3/2018	10,545	Disposition – Charitable Gift of Common Shares
Bruce Eisenberg	6/27/2018	35,000	Acquisition – Grant of Stock Options
Edwin J. Sapienza	5/19/2017	25,000	Acquisition – Grant of Stock Options
Edwin J. Sapienza	5/19/2017	5,000	Acquisition – Grant of Restricted Stock Units
Edwin J. Sapienza	5/21/2018	1,250	Acquisition – Vesting of Restricted Shares
Edwin J. Sapienza	6/27/2018	25,000	Acquisition – Grant of Stock Options
Edwin J. Sapienza	6/27/2018	5,000	Acquisition – Grant of Restricted Stock Units
Edwin J. Sapienza	10/23/2018	50,000	Acquisition – Grant of Stock Options
Edwin J. Sapienza	10/23/2018	20,000	Acquisition – Grant of Restricted Stock Units

Miscellaneous Information Concerning Participants

Except as described in this Annex A or in the Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since January 1, 2017 or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or in the Proxy Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Annex A or in the Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Annex A or in the Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 1, 2018 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or in the Proxy Statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.